                              ORGANIZATIONAL CHART

                      -----------------------------------

                              Trenwick Group Inc.
                               ID No. 06-1152790

                      -----------------------------------

                 100% ----------------------------------- 100%

-----------------------------------     -----------------------------------

      Trenwick Services, Ltd.               Trenwick America Corporation
                                                 ID No. 06-1087672

-----------------------------------     -----------------------------------

     100%                                                       100%

-----------------------------------     -----------------------------------
                                            Trenwick America Reinsurance
    Trenwick Guaranty Insurance            Corporation ID No. 06-1117063
            Company, Ltd.                     Domicile -- Connecticut
                                                  NAIC Code - 34894
-----------------------------------     -----------------------------------